PARTICIPANT AGREEMENT

                               FIXED INCOME FUNDS

                      Claymore Exchange-Traded Fund Trust
                     Claymore Exchange-Traded Fund Trust 2

This Participant Agreement (this Agreement) is entered into between Claymore Securities, Inc. (the Distributor) and, _____________________ (the Participant), and is subject to acceptance by the Claymore Exchange-Traded Fund Trust and the Claymore Exchange-Traded Fund Trust 2 (each a Trust), and The Bank of New York Mellon (the Transfer Agent). The Transfer Agent serves as the Transfer Agent of the Trust and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (NSCC). The Distributor, and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of beneficial interest (Shares or Trust Shares) of the Series of the Trust (each a Fund). As specified in the Trusts Prospectus and Statement of Additional Information incorporated therein (together, the Prospectus) included as part of its Registration Statement as amended on Form N-1A, Trust Shares may be created or redeemed only in aggregations of the number of shares as identified in the Prospectus for each Fund, referred to therein and herein as a Creation Unit. Capitalized terms not otherwise defined herein are used herein as defined in the Trusts Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the Fed Book-Entry System) and the Depository Trust Company (DTC). The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

   1. STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that with respect to orders for the creation or redemption of Creation Units by means of the Fed Book-Entry System and DTC, it is eligible to utilize the Fed Book-Entry System and is a Participant in DTC (as defined in the Trusts Prospectus, a DTC Participant). The Participant may place orders for the creation or redemption of Creation Units through the Fed Book-Entry System and/or DTC or Euroclear, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement (Execution of Orders) and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Distributor and the Transfer Agent of such change. Transfers of securities settling through Euroclear or other foreign depositories may require Participant access to such facilities.

The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (FINRA) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is registered and/or licensed to act as a broker or dealer, or is otherwise exempt, according to all applicable state laws in which the Participant conducts its activities as defined hereunder. The Participant agrees to conform to the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) if it is a member of FINRA and the securities laws of any jurisdiction to the extent such laws, rules and regulations relate to the Participants transactions in, and activities with respect to the Trust Shares.

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   2. EXECUTION OF ORDERS. All orders for the creation or redemption of Creation
Units shall be handled in accordance with the terms of the Trusts Prospectus, and, where applicable, the procedures described in Attachment A to this Agreement. In addition, to the extent Creation Units of a Fund subject to this Agreement will be sold to the Participant and redeemed by the Participant in cash only, the provisions of this Agreement as they relate to in-kind creations and redemptions (e.g., relating to Deposit Securities) will not apply, and, in such circumstances, the procedures for placing and processing an order to purchase Shares and a request to redeem Shares shall be made in accordance with the terms and procedures set forth in the relevant Funds prospectus. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. In the event that the Distributor, the Transfer Agent, or the Trust becomes legally compelled to disclose to any third party any recording involving communications with the Participant, the Distributor agrees to provide the Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.
In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the Distributor, the Transfer Agent, or the Trust, as the case may be, agrees to furnish only that portion of the recorded conversation that, according to legal counsel, is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation; provided that the Distributor shall not be required to incur any expenses in obtaining such treatment without reimbursement for reasonable expenses by the Participant. The Distributor, the Transfer Agent, and the Trust shall not otherwise disclose to any third party any recording involving communications with the Participant without the Participants express written consent, except the Distributor, the Transfer Agent, and the Trust may disclose to a regulatory or self-regulatory organization, to the extent required by applicable rule or law, recordings involving communications with the Participant. The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to use commercially reasonable efforts to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action that erroneously is scheduled to be paid or credited or has been paid or credited to the Participant or to the party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. If, however, the Trust so reduces the amount of money or other proceeds due to the Participant, the Participant shall not be required to return to the Trust dividends, distributions or other corporate actions paid to it or to the party for which it is acting as is contemplated in the first sentence of this paragraph equal to the amount so reduced by the Trust. With respect to any Purchase Order, the Trust acknowledges and agrees to promptly return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid or credited to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

   3. CREATION AND REDEMPTION PROCESS. If creations and redemptions pursuant to this Agreement are on an in-kind basis, Participant understands and acknowledges that the Transfer Agent

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will not effect a creation or redemption (issuing a Creation Unit Aggregation of
Shares in the case of a creation, transferring Deposit Securities in the case of a redemption) until it has received confirmation of receipt of the Participants incoming security transfer through the Fed Book-Entry System, Euroclear, or DTC in the case of a creation, and through Euroclear or DTC in the case of a redemption.

   4. DEPOSIT SECURITIES AND/OR RELEVANT CASH AMOUNTS. The Participant understands that the number and names of the designated portfolio of Deposit Securities (when applicable) and relevant cash amounts to be included in the current Portfolio Deposit for each Fund will be made available each day that the New York Stock Exchange (the NYSE) or the American Stock Exchange, whichever is so identified in the applicable Fund Prospectus for making such information available, is open for trading through the facilities of NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities and/or relevant cash amounts to be included in the current Portfolio Deposit to be transmitted through the facilities of NSCC in connection with Redemption Orders and Purchase Orders that are caused by the Trust or the Transfer Agent, or otherwise.

   5. ROLE OF PARTICIPANT. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant shall have no authority in any matter or in any respect to act as agent of the Distributor, the Transfer Agent or the Trust.

        (a) The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

        (b) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Trust Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participants customers that custody Fund Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. It is Participants responsibility to notify Distributor of the quantity of material and location for shipping. The Distributor agrees that the names and addresses and other information concerning Participants customers are and shall remain the sole property of the Participant and none of the Distributor, the Trust or any of their respective affiliates shall use the names and addresses and other information concerning Participants customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of
     Section 5, or as may otherwise be required by applicable law.

        (c) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

        (d) The Participant represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasurys Office of Foreign Assets Control as the

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     same may be in effect from time to time. To the extent required and permissible by applicable law, rule or regulation, agreements or policies the Participant will cooperate with and provide assistance to the Trust and the Distributor, which may include providing the Trust and Distributor with additional information regarding transactions in Shares when required to do so under applicable law, rule, court order or by an administrative or regulatory entity. Notwithstanding anything in the foregoing to the contrary, Participants obligations under this clause (d) shall be subject to any privacy or other duties Participant may have to its customers arising under federal or state securities laws, agreements or policies.

   6. PARTICIPANT REPRESENTATIONS.

        (a) The Participant represents, warrants and agrees that it will not make, in connection with any sale or solicitation of a sale of Shares, any representations concerning the Funds, the Creation Units or the Shares other than those not inconsistent with the Trusts then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 6.

        (b) The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participants internal use only or brokerage communications prepared by Participant in the normal course of its business and consistent with the Trusts then current prospectus and in accordance with applicable laws and regulations) (Marketing Materials), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are not inconsistent with the Trusts then current Prospectus and have been approved by the Distributor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed, if required by applicable laws, rules or regulations, with FINRA by the Participant.

        (c) The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through an Authorized Participant and, when applicable, on an in-kind basis as described in the relevant Funds Prospectus. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.

        (d) Notwithstanding anything to the contrary in this Agreement, Participant and its affiliates may, without the written approval of the Distributor or the Trust, prepare and circulate in the regular course of their businesses research reports and other similar materials that include information, opinions or recommendations relating to Trust Shares; provided that such reports and information comply with applicable FINRA rules.

   7.	TITLE TO SECURITIES: RESTRICTED SECURITIES. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Trusts Custodian, when applicable, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i)

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any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares or (ii) any provision of the U.S. Securities Act of 1933 (1933 Act), and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are restricted securities as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

   8. SUB-CUSTODIAN ACCOUNT. The Participant understands and agrees that in the case of Claymore Exchange-Traded Fund Trust 2 only, to the extent necessary or applicable, the Trust has caused the Trusts Custodian to maintain with a sub-custodian for such Fund an account in each relevant foreign jurisdiction to which the Participant shall, when applicable, deliver or cause to be delivered in connection with the creation of a Creation Unit aggregation the Deposit Securities not subject to settlement in the U.S. and any other applicable cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or cash in lieu amount) on behalf of itself or any other party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such foreign jurisdiction.

   9. FEES. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trusts Prospectus applicable to creations or redemptions, or, when applicable, the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trusts Prospectus applicable to creations where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee and such additional amounts may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus. The Transfer Agent acknowledges and agrees to provide Participant with adequate notice in advance of any such adjustment in the Transaction Fee and such additional amounts.

   10. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized officer, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an Authorized Person). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (PIN Number) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent.

   11. REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless (a) it or its customer, as the case may be, owns outright or has the right or authority to tender for redemption the requisite number of Trust Shares of any Fund to be redeemed, and the entire proceeds of the Redemption and (b) such Trust Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement,
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which, under the circumstances, would preclude the delivery of such Trust
Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Participant will not be responsible for costs incurred by the Transfer Agent or the Distributor related to trade breaks where the failure to transfer Shares or collateral is due to negligence or bad faith of the Transfer Agent or the Distributor, an act of God or is unrelated to any act or omission of the Participant.

   12. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor and the Trust that either (i) it does not hold for its own account 80 percent (80%) or more of outstanding Trust Shares of the relevant Fund or
(ii) if it does hold 80 percent (80%) or more of outstanding Trust Shares of the relevant Fund in its own account that such a circumstance would not cause the Trust to have a basis in any Fund Security (i.e., any security in which the Fund invests, including, as the circumstance may arise, any security contributed by the Participant) different from the fair market value of such security.

   13. INDEMNIFICATION. This Section 13 shall survive the termination of this Agreement.

        a. The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an AP Indemnified Party) from and against any loss, liability, cost and expense (including reasonable attorneys fees) incurred by such AP Indemnified Party as a direct result of
     (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Participants transactions in, and activities with respect to, Shares under this Agreement, except that the Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by Participants adherence to instructions given or representations made by the Distributor, the Transfer Agent or any AP Indemnified Party, as applicable; or (iv) actions of such AP Indemnified Party in reasonable reliance upon any instructions issued by the Participant or representations made by the Participant in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 10 hereto. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such AP Indemnified Party arising out of the AP Indemnified Partys gross negligence or reckless or willful acts or omissions or the AP Indemnified Partys failure to perform its responsibilities under this Agreement. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Participant of any claim shall not relieve the Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its

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     indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Party in the suit, and who shall not, except with the consent of the AP Indemnified Parties, be counsel to the Participant. If the Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Party in the suit for the reasonable fees and expenses of any counsel retained by it.

        b. The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a Distributor Indemnified Party) from and against any loss, liability, cost and expense (including reasonable attorneys fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds, (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Participant or otherwise approved in writing by the Trust or the Fund, (v) actions of such Distributor Indemnified Party in reasonable reliance upon any instructions issued or representations made by the Distributor, the Trust or the Fund in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor, the Trust or the Fund; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Participants acting in its capacity as a Participant. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Distributor Indemnified Party arising out of the Distributor Indemnified Partys gross negligence or reckless or willful acts or omissions or the Distributor Indemnified Partys failure to perform its responsibilities under this Agreement. The Distributor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Distributor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor

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     Indemnified Party in the suit and who shall not, except with the consent of the Distributor Indemnified Parties, be counsel to the Distributor. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnified Party in the suit for the reasonable fees and expenses of any counsel retained by it. The Distributor agrees to notify the Participant promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the Creation Units or the Shares.

        c. The Transfer Agent agrees to indemnify and hold the Distributor and the Trust harmless from any loss, liability, cost and expense (including reasonable attorneys fees) (Losses) arising out of or in connection with the negligence, bad faith or willful misconduct of the Transfer Agent in performing or failing to perform the duties contemplated hereunder; provided, however, as related solely to the Distributor, to the extent the electronic order entry system provided by the Transfer Agent is available for a particular type of order and to the Participant placing such order, such indemnity shall only apply to Losses arising out of or in connection with an order placed through such electronic order entry system.

        d. No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Distributor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Distributor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Distributor Indemnified Party, as the case may be.

        e. No party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such AP Indemnified Party or Distributor Indemnified Party, as the case may be, by a third party, or out of interruptions or delays of electronic means of communications with the AP Indemnified Party or the Distributor Indemnified Party.

   14. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Trusts Prospectus and represents it has reviewed such document and understands the terms thereof. The Distributor agrees to process orders, or cause its agents to process orders, for creation in accordance with the provisions of the Prospectus and this Agreement. The Transfer Agent acknowledges that pursuant to the Transfer Agency Agreement between itself and the Funds it is required to process orders for redemptions in accordance with the provisions of the Prospectus and this Agreement.

   15. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, NY 11217, Attn: ETF Services Group. All notices to the Trust shall be given or sent as follows: Claymore Exchange-Traded Fund Trust, in care of The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, NY 11217, Attn: ETF Services Group. All notices to the Participant, the Transfer Agent, and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party, except in the case of communications by the Distributor or Transfer Agent to the Participant during the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Distributors or Transfer Agents attempt to contact an

Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, Distributor and Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.

   16. TERMINATION; INTERPRETATION; ENTIRE AGREEMENT; AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a material breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party.

   17. PROSPECTUS AND REPRESENTATIONS.

   The Distributor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon reasonable request of the Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing prospectuses and, where applicable, product descriptions, to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will promptly notify the Participant when a revised, supplemented or amended prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended prospectus available to the Participant promptly after its effective date. The Distributor shall be deemed to have complied with this
Section 17 when the Participant has received such revised, supplemented or amended prospectus by email at [enter email addres@enter email address], printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

   18. NO PROMOTION. Each of the Trust, the Distributor and the Transfer Agent agrees that it will not, without the prior written consent of Participant in each instance, (i) use in advertising, publicity, or otherwise the name of Participant or any affiliate of Participant, or any partner or employee of Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust, Distributor or Transfer Agent has been approved or endorsed by Participant. This provision shall survive termination or expiration of the Agreement.

   19. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

   20. GOVERNING LAW. This Agreement and all of the transactions hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of New York having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

   21. ASSIGNMENT. No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided, that any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate. Notwithstanding Section 16 hereof, in the event that an entity acquires all or substantially all of Participants assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement, provided Participant is given 10 business days notice prior to the effective date of such termination.

   22. SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

   23. SEVERANCE. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

   24. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement the effective date of which shall be date of the last dated signature below (the Effective Date).

                   CLAYMORE SECURITIES, INC.


                   BY: _____________________________

                   NAME: William H. Belden III________

                   TITLE: Managing Director__________

                   Address: 2455 Corporate West Drive_

                           Lisle, IL 60532________

                   Telephone: (630) 463-4002__________

                   Facsimile: (630) 799-3837__________

                   DATE: ________________________

                   [__AP FIRMS NAME__]

                   BY: _______________________________

                   NAME: ____________________________

                   TITLE: ____________________________

                   Address: ________________________

                            ________________________

                   Telephone: ________________________

                   Facsimile: ________________________

                   Telex:    _________________________

                   DATE:     _________________________

                  ACCEPTED BY:

                  THE BANK OF NEW YORK MELLON,
                  AS TRANSFER AGENT


                  BY:   _______________________________

                  NAME:  Peter Holland__________________

                  TITLE: Managing Director_____________

                  Address: One Wall Street, 25th Floor______

                           New York, NY 10286__________

                  Telephone: 212-635-6342_____________

                  Facsimile: 212-635-4587______________

                  DATE:  ___________________________



                  CLAYMORE EXCHANGE-TRADED FUND TRUST
                  CLAYMORE EXCHANGE-TRADED FUND TRUST 2

                  BY:  ____________________________

                  NAME: David A. Botset___________

                  TITLE: Vice President____________

                  Address: Claymore Securities, Inc._____

                           2455 Corporate West Drive__

                           Lisle, IL 60532____________

                  Telephone: (630) 463-4005_____________

                  Facsimile: (630) 799-3837_____________

                  DATE:  _____________________________

                                  ATTACHMENT A
                                 -------------
                           PROCEDURES FOR PROCESSING
                           -------------------------
                     PURCHASE ORDERS AND REDEMPTION ORDERS
                     -------------------------------------

   This Attachment A to the Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Claymore Exchange-Traded Fund Trust and Claymore Exchange-Traded Fund Trust 2 in Creation Units of each Fund and a (2) Redemption Order for the redemption of Shares of Claymore Exchange-Traded Fund Trust and Claymore Exchange-Traded Fund Trust 2 in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Attachment A, have the meanings attributed to them in the Participant Agreement or the Prospectus.

   An Authorized Participant is required to have signed the Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of Claymore Exchange-Traded Fund Trust and Claymore Exchange-Traded Fund Trust 2.

                                                             ATTACHMENT A PART A
                                                                              TO
                                                           PARTICIPANT AGREEMENT
                                     FOR CLAYMORE EXCHANGE-TRADED FUND TRUST AND
                                           CLAYMORE EXCHANGE-TRADED FUND TRUST 2


                         TO PLACE A PURCHASE ORDER FOR
                         -----------------------------
               CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
               --------------------------------------------------
        CLAYMORE EXCHANGE-TRADED FUND TRUST AND CLAYMORE EXCHANGE-TRADED
        ----------------------------------------------------------------
                                  FUND TRUST 2
                                  ------------

1.	PLACING A PURCHASE ORDER.

   The Authorized Participant (AP) submitting an order to create shall submit such orders containing the information required by to the Transfer Agent in the following manner: (a) in writing transmitted by facsimile (b) through Transfer Agents electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below. The order so transmitted (either in writing or electronic form) is hereinafter referred to as the Submission or the Purchase Order as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the Transmittal Date. NOTE THAT IF THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

   To begin a Purchase Order, the Authorized Participant (AP) must telephone the BNYM ETF Administrator at (718) 315-7500 or such other number as the Distributor designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by BNYM before the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Standard Time (Listing Exchange Closing Time or Order Cutoff Time). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNYM ETF Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the BNYM ETF Administrator. If the AP affirms that Purchase Order has been taken correctly, the BNYM ETF Administrator will issue a confirmation number to the AP. All orders may also be placed by the AP via the web by the times described above.

   Purchase Orders for select funds may be placed after the Listing Exchange Closing Time and before 5:30 PM Eastern Standard Time on any Business Day. For such Funds the Order Cutoff Time will be 5:30 PM Eastern Standard Time. Such Purchase Orders, if accepted, will receive the next Business Days NAV per Creation Unit.

   PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE BNYM ETF ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CAN NOT BE CANCELED BY THE AP AFTER

THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ADMINISTRATOR . FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED.

 2.	RECEIPT OF TRADE CONFIRMATION.

   Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customers behalf) not later than the Listing Exchange Closing Time, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff time on the Business Day that the Purchase Order is received (e.g. 4:45 PM EST or 6:15 EST). Once the purchase order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send that purchase order to the BNYM ETF Administrator.

3.	QUALITY ASSURANCE.

   After a confirmation number is issued by the BNYM ETF Administrator to the AP, the AP will fax a written version of the Purchase Order to the BNYM ETF Administrator. Upon receipt, the BNYM ETF Administrator should immediately telephone the AP if the BNYM ETF Administrator believes that the Purchase Order has not been completed correctly by the AP. In addition, the BNYM ETF Administrator will telephone the AP if the BNYM ETF Administrator is in non-receipt of the Purchase Order Form within 15 minutes after the Purchase Order has been called into the BNYM ETF Administrator.

4.	REJECTING OR SUSPENDING PURCHASE ORDERS.

   The Trust or the Distributor reserve the absolute right to reject acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Trust, the BNYM ETF Administrator or the Distributor; (ii) subject to Section
5.1 of this Attachment A, Part A, the portfolio of Deposit Securities (and/or cash in lieu of names that the AP is not able to deliver in physical form) delivered is not as specified by the Distributor; (iii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or any Fund; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; or (v) circumstances outside the control of Trust, the Distributor or the Transfer Agent make it for all practical purposes impossible to process a Purchase Order. The Distributor shall notify the AP of a rejection or revocation of any Purchase Order. The Distributor is under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification. The Trust and Distributor may not revoke a previously accepted Purchase Order, as defined in Section 2 of this Attachment.

   The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

5.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process:

   (1) Except as provided below, Deposit Securities of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The Domestic Contractual Settlement Date is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to Trust and (ii) the trade date plus three (t +3) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

   (2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a cash in lieu amount ) to be added to the Cash Component to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below), additional cost, if any, to acquire the omitted securities will be at the expense of the Participant.

   (3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b)	Outside the CNS Clearing Process:

   (1) Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The International Contractual Settlement Date with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

   (2) Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall will cause the delivery of the Creation Unit of Shares.

   (3) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a cash in lieu amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a cash in lieu amount will be accepted, the Distributor or Transfer Agent will notify the AP and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the cash in lieu amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

   (4) In the event that a Portfolio Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the APs delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that Trust, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6.	CASH PURCHASES.

   When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase or where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Security, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trusts brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay and additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered in. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares

7.	CUSTOM BASKETS.

   The Trust has developed procedures for Creations and Redemptions using baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a Custom Basket). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and the Trust in connection with a purchase or redemption order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, Investment Manager, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its purchase order and the AP must agree to deliver the

Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket.

                                                          ATTACHMENT A -- PART B
                                                                              TO
                                                           PARTICIPANT AGREEMENT
                                     FOR CLAYMORE EXCHANGE-TRADED FUND TRUST AND
                                           CLAYMORE EXCHANGE-TRADED FUND TRUST 2


                   PROCEDURES TO PLACE A REDEMPTION ORDER FOR
                   ------------------------------------------
               CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
               --------------------------------------------------
        CLAYMORE EXCHANGE-TRADED FUND TRUST AND CLAYMORE EXCHANGE-TRADED
        ----------------------------------------------------------------
                                  FUND TRUST 2
                                  ------------

1.	PLACING A REDEMPTION ORDER.

   The AP submitting a request to redeem shall submit such requests containing the information required by to the Transfer Agent in the following manner: (a) in writing transmitted by facsimile; (b) through Transfer Agents electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below. The request so transmitted (either in writing or electronic form) is hereinafter referred to as the Submission or the Redemption Order as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the Transmittal Date. NOTE THAT IF THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

   Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund. To begin a Redemption Order, the AP must telephone the BNYM ETF Administrator at (718) 315-7500. This telephone call must be made by an Authorized Person of the AP and answered by BNYM before the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Standard Time (Listing Exchange Closing Time Or Order Cutoff Time). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Fund. After the AP has placed the Redemption Order, the BNYM ETF Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the BNYM ETF Administrator. If the AP affirms that Redemption Order has been taken correctly, the BNYM ETF Administrator will issue a confirmation number to the AP.

   Redemption Orders for select funds may be placed after the Listing Exchange Closing Time and before 5:30 PM Eastern Standard Time on any Business Day. For such Funds the Order Cutoff Time will be 5:30 PM Eastern Standard Time. Such Redemption Orders, if accepted, will receive the next Business Days NAV per Creation Unit.

   PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE BNYM ETF ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CANNOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED

AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ADMINISTRATOR. FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED BY STAFF AT OR AFTER THE CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED.

2.	RECEIPT OF CONFIRMATION.

   Subject to the conditions that a duly completed Redemption Order is received by the Distributor from the AP on behalf of itself or another redeeming investor by the Listing Exchange Closing Time, the Distributor will accept the Redemption Order on behalf of the Trust and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated cutoff time on the Business Day the Redemption Order is received (e.g. 4:45 PM EST or 6:15 PM EST). Once the Redemption Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send the Redemption Order to the BNYM ETF Administrator.

3.	QUALITY ASSURANCE.

   (a)	After a confirmation number is issued by the BNYM ETF Administrator to the AP, the AP will fax a copy of the Redemption Order to the BNYM ETF Administrator. Upon receipt, the BNYM ETF Administrator should immediately telephone the AP, if the BNYM ETF Administrator believes that the Redemption Order has not been completed correctly by the AP. In addition, the BNYM ETF Administrator will telephone the AP if the BNYM ETF Administrator is in non-receipt of the Redemption Order Form within 15 minutes after the Redemption Order has been called into the BNYM ETF Administrator.

4.	TAKING DELIVERY OF DEPOSIT SECURITIES.

   The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the APs Standing Redemption Instructions. An Authorized Person of the AP may amend the APs Standing Redemption Instructions from time to time in writing to the BNYM ETF Administrator and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable U.S. federal and state securities laws.

5.	CONTRACTUAL SETTLEMENT.

     (a) Through the CNS Clearing Process:

        (1) Except as provided below, the Shares of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee. The "Domestic Contractual Settlement Date" is the date upon which all of the required Shares must be delivered to the Trust and, the Deposit Securities, any cash in lieu amounts and Cash Component less any fees are delivered by the Trust to the AP (ordinarily trade date plus three (t + 3) Business Days). Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares and any cash component will be delivered concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCCs Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the Transaction Fee through CNS;

        (2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a cash in lieu amount ) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

        (3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the APs delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such shares and the value of the collateral, which may be sold by Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

     (b) Outside the CNS Clearing Process:

        (1) Except as provided below, the Shares must be delivered to an account maintained at the Custodian on or before the Business Day immediately following the date on which the NAV of the redemption was calculated. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee (as described in the Prospectus). The International Contractual Settlement Date of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

        (2) Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind Deposit Securities of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

        (3) Except as provided in the next two paragraphs, the Deposit Securities will not be delivered until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed. When the Custodian confirms that the required Shares (or, when permitted in the sole discretion of the Trust, the cash collateral has been received by the account, the Custodian will cause the delivery of the Deposit Securities.

        (4) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a cash in lieu amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies Distributor that a cash in lieu amount will be delivered, the Distributor will notify the AP and the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the cash in lieu amount, with any appropriate adjustments as advised by the Trust. The AP may also elect to replace any Deposit Securities with a cash in lieu amount to the extent that the AP is not authorized to purchase the particular Deposit Securities from the Fund or is not able to sell the particular Deposit Securities in the secondary market, consistent with restrictions in applicable law or the APs internal policies and procedures.

        (5) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares (Order Date +1), the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the APs delivery on Order Date +1 and subsequent maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6.	CASH REDEMPTIONS.

   In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7.	STANDING REDEMPTION INSTRUCTIONS.

Attachment D hereto contains the APs Standing Redemption Instructions, which include information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.

   IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Custom Baskets and agrees to comply with all such procedures. Failure to comply with the Custom Basket procedures will require the transaction to be effected in the Standard Basket.

Participant:

By:        _________________

Title:     _________________

Address:	 _________________

Telephone: _________________

Facsimile: _________________

Telex:	 _________________

Date:      _________________

                                                                    ATTACHMENT B
                                                                              TO
                                                           PARTICIPANT AGREEMENT
                                     FOR CLAYMORE EXCHANGE-TRADED FUND TRUST AND
                                           CLAYMORE EXCHANGE-TRADED FUND TRUST 2



                      FORM OF CERTIFIED AUTHORIZED PERSONS
                      ------------------------------------
                         OF THE AUTHORIZED PARTICIPANT
                         -----------------------------

The following are the names, titles and signatures of all persons (each an Authorized Person) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:      __________________
Title:     __________________
Signature: __________________

Name:      __________________
Title:     __________________
Signature: __________________

Name:      __________________
Title:     __________________
Signature: __________________

The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP pursuant to the Agreement by and between, Claymore Securities, Inc. as Distributor, Claymore Exchange-Traded Fund Trust and Claymore Exchange-Traded Fund Trust 2 and, and _______________________ as AP dated [date] and that their signatures set forth above are their own true and genuine signatures.

In witness whereof, the undersigned has hereby set his/her hand and the seal of [company].

Date:    _________________  ___________________
                    [name,  title]

                                                                    ATTACHMENT C
                                                                              TO
                                                           PARTICIPANT AGREEMENT
                                     FOR CLAYMORE EXCHANGE-TRADED FUND TRUST AND
                                           CLAYMORE EXCHANGE-TRADED FUND TRUST 2



                  INTERNATIONAL FUND SUBCUSTODIAN ACCOUNTS FOR
                  --------------------------------------------
                         DELIVERY OF DEPOSIT SECURITIES
                         ------------------------------

   The Subcustodian accounts into which an AP should deposit the securities constituting the Deposit Securities of each International Fund of Claymore Exchange-Traded Fund Trust and Claymore-Exchange-Traded Fund Trust 2are set forth below:

__________________
[name of Fund]
Account Name:	__________________
Account Number:	__________________
Other Reference Number:	__________________

__________________
[name of Fund]
Account Name:	__________________
Account Number:	__________________
Other Reference Number:	__________________

__________________
[name of Fund]
Account Name:	__________________
Account Number:	__________________
Other Reference Number:	__________________

__________________
[name of Fund]
Account Name:	__________________
Account Number:	__________________
Other Reference Number:	__________________

__________________
[name of Fund]
Account Name:	__________________
Account Number:	__________________
Other Reference Number:	__________________

                                                                    ATTACHMENT D
                                                                              TO
                                                           PARTICIPANT AGREEMENT
                                     FOR CLAYMORE EXCHANGE-TRADED FUND TRUST AND
                                           CLAYMORE EXCHANGE-TRADED FUND TRUST 2


                                THE AP ACCOUNTS
                                ---------------
                       FOR DELIVERY OF DEPOSIT SECURITIES
                       ----------------------------------

The accounts into which Claymore Exchange-Traded Fund Trust and Claymore-Exchange-Traded Fund Trust 2 should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

                         Name of AP:       __________________
                        Account Name:      __________________
                       Account Number:     __________________
                   Other Reference Number: __________________
                     CLAYMORE SECURITIES, INC., DISTRIBUTOR
                  THE BANK OF NEW YORK MELLON, TRANSFER AGENT

                         CREATION/REDEMPTION ORDER FORM
                                 CLAYMORE ETFs
--------------------------------------------------------------------------------
          CONTACT INFORMATION FOR ORDER EXECUTION:
          Telephone order number:	(718) 315-4970/4968/4967/4969
          Facsimile number:		(718) 315-4881
--------------------------------------------------------------------------------
Participant must complete all items in Part 1. The Distributor and/or Transfer Agent, in their discretion may reject any order not submitted in complete form.

I.   TO BE COMPLETED BY PARTICIPANT:
     -------------------------------
Date:_____________________________           Time:______________________
Broker Name: ________________________        Firm Name:___________________
NSCC Participant Number:______________       DTC Participant Number:_________
Telephone Number:____________________        Fax Number:___________________

Type of order (Check One)

Creation of _________					Redemption of _________

Claymore Exchange-Traded Fund Trust:
Claymore US Capital Markets Micro-Term Fixed Income ETF (ULQ) ____ Claymore Capital Markets Bond ETF (UBD) ____
Claymore BulletShares 2011 Corporate Bond ETF (BSCB) ___
Claymore BulletShares 2012 Corporate Bond ETF (BSCC) ___
Claymore BulletShares 2013 Corporate Bond ETF (BSCD) ___
Claymore BulletShares 2014 Corporate Bond ETF (BSCE) ___
Claymore BulletShares 2015 Corporate Bond ETF (BSCF) ___
Claymore BulletShares 2016 Corporate Bond ETF (BSCG) ___
Claymore BulletShares 2017 Corporate Bond ETF (BSCH) ___

Claymore Exchange-Traded Fund Trust 2:
N/A at this time

If creation/redemption is a custom basket order, indicate the restricted security name, ticker and number of shares to be settled in cash as part of the Cash Component.
--------------------------------------------------------------------------------
Name ____________________________ Symbol _________ Number of Shares_____________

Name ____________________________ Symbol _________ Number of Shares_____________
--------------------------------------------------------------------------------

PARTICIPANT INTENDS TO SELL OR OTHERWISE DISPOSE OF THE UNITS BEING CREATED AS SOON AS IS REASONABLY PRACTICABLE.

# Of Creation Units (CU) Transacted:          Number:_______________

                                              Number written out: ______________

Order #: ______________________________       ______________________________
                                              Authorized Persons Signature


II.  TO BE COMPLETED BY DISTRIBUTOR OR TRANSFER AGENT:
     -------------------------------------------------
This certifies that the above order has been:

___________Accepted by the Distributor (in the case of creations)

___________Declined-Reason: ___________________________________

___________         ________   ____________________________
Date                Time       Authorized Signature

III. TO BE COMPLETED ONLY IF CREATION ORDER IS DECLINED DUE TO 80 PERCENT TESTS:
     ---------------------------------------------------------------------------

The participant represents and warrants to the Distributor and the Transfer Agent that either ( i ) it does not hold for the account of any single Beneficial Owner of Claymore ETFs, 80 percent (80%) or more of outstanding ETFs or (ii) if it does hold for the account of any single Beneficial Owner of Claymore ETFs, 80 percent (80%) or more of outstanding Claymore ETFs, that such a circumstance would not cause the Fund to have a basis in the Index Securities deposited with the Fund different from the market value of such Index Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.


	____________________________
	Authorized Signature